Exhibit 23.1

         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO: Hesperia Holding, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Hesperia Holding, Inc. for the year ended December 31, 2004 of our report dated February 9, 2005 and contained in the Registration Statement No. 333-114070 of Hesperia Holding, Inc. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Hesperia Holding, Inc. for the year ended December 31, 2004.



                            /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                            --------------------------------------------
                            Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
February 9, 2005